CAUSEY DEMGEN & MOORE INC.
Certified Public Accountants and Consultants

Suite 4650
1801 California Street
Denver, Colorado 80202-2681
Telephone: (303) 296-2229
Facsimile: (303) 296-3731
www.cdmcpa.com

Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the foregoing 2007 Annual Proxy Statement on Form 14-A to be fled with the

Washington, D.C. Offce of the U.S. Securities and Exchange Commission, we hereby consent to the inclusion of our report dated March 17, 2006 related to the audit of the financial statements of Croff Enterprises, Inc. as of December 31, 2004 and 2005, and for each of the three years in the period ended December 31, 2005.

Denver, Colorado January 23, 2007	/s/ CAUSEY DEMGEN & MOORE INC.